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                                  ATTACHMENT C


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this post-effective amendment No. 2 to the registration statement of The Travelers Fund UL II for Variable Life Insurance (the "Fund") on Form S-6 (File Nos. 33-63927; 811-07411) of our report dated February 19, 1998, on our audit of the financial statements of the Fund for the year ended December 31, 1997 which is included in this post-effective amendment to the registration statement. We also consent to the reference to our Firm as experts in the registration statement.

COOPERS & LYBRAND L.L.P.


Hartford, Connecticut
April 23, 1998